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                                                                   EXHIBIT 23(i)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use and incorporation by reference in this registration statement of our reports dated February 26, 1996 (except with respect to the matters discussed in Note 14, as to which the date is March 7, 1996) included therein and in Hanover Direct, Inc.'s Form 10-K for the year ended December 30, 1995, as amended by Amendment Nos. 1 and 2 thereto, dated April 29, 1996.

                                          ARTHUR ANDERSEN LLP

New York, New York
May 14, 1996